EXHIBIT 24.1
Power of Attorney
Power of Attorney

Each of the undersigned directors and officers of First Horizon Corporation, a Tennessee corporation (the “Company”), hereby appoints Hope Dmuchowski, Dane P. Smith, Jeff L. Fleming, Clyde A. Billings, Jr., Shannon M. Hernandez, John A. Niemoeller, and each of them or their successors as officers of the Company acting singly, the true and lawful agents and attorneys of the undersigned, with full power of substitution and re-substitution, to do all things and to execute all instruments which any of them may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration under such Act of seventy-five million dollars ($75,000,000) of deferred compensation obligations to be issued under the First Horizon Corporation Nonqualified Deferred Compensation Plan. This authorization includes the authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form S-8 related to such registration, along with any amendments to that registration statement, including (but not limited to) amendments to terminate such registration statement whether or not, at the time of such amendment, any securities under such registration statement remain unissued or unsold.

SIGNATURE	TITLE	DATE
/s/ D. Bryan Jordan	Chairman of the Board, President, and Chief Executive Officer and Director (principal executive officer)	July 28, 2023
D. Bryan Jordan
/s/ Hope Dmuchowski	Senior Executive Vice President and Chief Financial Officer (principal financial officer)	July 28, 2023
Hope Dmuchowski
/s/ Jeff L. Fleming	Executive Vice President and Chief Accounting Officer (principal accounting officer)	July 28, 2023
Jeff L. Fleming
/s/ Harry V. Barton, Jr.	Director	July 28, 2023
Harry V. Barton, Jr.
/s/ John N. Casbon	Director	July 28, 2023
John N. Casbon
/s/ John C. Compton	Director	July 28, 2023
John C. Compton

1	Exhibit to Form S-8

EXHIBIT 24.1
Power of Attorney

SIGNATURE	TITLE	DATE
/s/ Wendy P. Davidson	Director	July 28, 2023
Wendy P. Davidson
/s/ William H. Fenstermaker	Director	July 28, 2023
William H. Fenstermaker
/s/ J. Michael Kemp, Sr.	Director	July 28, 2023
J. Michael Kemp, Sr.
/s/ Rick E. Maples	Director	July 28, 2023
Rick E. Maples
/s/ Vicki R. Palmer	Director	July 28, 2023
Vicki R. Palmer
/s/ Colin V. Reed	Director	July 28, 2023
Colin V. Reed
/s/ E. Stewart Shea, III	Director	July 28, 2023
E. Stewart Shea, III
/s/ Cecelia D. Stewart	Director	July 28, 2023
Cecelia D. Stewart
/s/ Rosa Sugrañes	Director	July 28, 2023
Rosa Sugrañes
/s/ R. Eugene Taylor	Director	July 28, 2023
R. Eugene Taylor

2	Exhibit to Form S-8